                                                      FOR IMMEDIATE DISTRIBUTION


                 PETER J. LAFAYETTE NAMED EXECUTIVE DIRECTOR OF
                     BERKSHIRE BANK'S CHARITABLE FOUNDATIONS

    LAFAYETTE TO LEAVE POSTS AT BERKSHIRE HOUSING DEVELOPMENT CORPORATION AND
       BERKSHIRE HOUSING SERVICES INC. AND RESIGN FROM BERKSHIRE BANK AND
                   BERKSHIRE HILLS BANCORP BOARDS OF DIRECTORS

PITTSFIELD, MA November 14, 2005 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ:BHLB), the holding company for Berkshire Bank (the "Bank") announced today that Peter J. Lafayette, a member of the boards of directors of the Company and the Bank will leave both boards to become Executive Director of the Berkshire Bank Foundation and the Greater Berkshire Foundation in January, 2006. Both charitable foundations provide funding to educational, civic, human services, the arts and economic development organizations in communities served by the Bank. Mr. Lafayette will also resign his position as President of Berkshire Housing Development Corporation and Berkshire Housing Services, Inc.

As Executive Director of the Bank's foundations, Mr. Lafayette will be responsible for the management, operations, and business affairs of the foundations and will represent them and the Bank in the communities they serve. During 2005, these foundations made grants totaling $1,697,539 to 406 area charities and civic organizations. Since 2000, they have contributed a total of $7.8 million to area organizations. Mary Ellen Puntin, Foundation Administrator, will continue in her current role.

Michael P. Daly, President and Chief Executive officer of the Company, the Bank and both foundations stated, "The Bank's foundations play a vital role in improving the economic development, and quality of life in the communities we serve. The appointment of Peter to the role of Executive Director will help us do a better job ascertaining and balancing the needs of the communities. I am very pleased that Peter has accepted the challenges that the foundations provide. Peter is an experienced and highly respected executive with over 30 years of housing and community development experience. He has been a valued member of our boards of directors since 1996 and we are fortunate to have the benefit of his wisdom and guidance leading our foundations' efforts."

Since 1980, Mr. Lafayette has served as President of Berkshire Housing Development Corporation and was responsible for operations of this non-profit company, which develops new housing, rehabilitates existing housing units and facilitates downtown redevelopment projects. Since 2000, he has also served as President of Berkshire Housing Services, Inc. a for-profit property management company that manages 28 apartment complexes, condominium developments and commercial properties throughout Berkshire County. An interim director of Berkshire Housing Development Corporation and Berkshire Housing Services Inc. will be appointed during the search for a permanent president. Thomas E. Unsworth, Berkshire Housing Development Corporation and Berkshire Housings Services Inc. Board Chairman stated, "While wanting to express thanks and best wishes to Peter specifically on behalf of the Berkshire Housing boards, I think we all owe him our gratitude for he and his staff using the last 25 years improving the quality of life of countless residents of Berkshire County. Going forward, we are fortunate that he has left us strong companies that will be able to continue that work. It is also a plus to know that he has accepted a position that will enable area residents to continue to benefit from his unique abilities."

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branch offices serving communities throughout Western Massachusetts and Northeastern New York and a representative office in New York. The Bank is committed to operating as an independent super community bank, delivering exceptional customer service, and offering a broad array of competitively priced retail and commercial products to its customers.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (WWW.SEC.GOV) and to which reference is hereby made. Therefore, actual future
 -----------
results may differ significantly from results discussed in these forward-looking statements.

                                      # # #

Contact:    Berkshire Hills Bancorp, Inc.
            Michael P. Daly
            President and Chief Executive Officer
            413-236-3194